UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2025

CAPSTONE HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-33560	86-0585310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5141 W. 122nd Street

Alsip, IL 60803

(Address of principal executive offices)

Registrant’s telephone number, including area code: (708) 371-0660

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0005 per share	CAPS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 22, 2025, Capstone Holding Corp. (the “Company”) completed its previously announced membership interest purchase agreement (the “Purchase Agreement”) with D22L, Inc., a North Carolina corporation (the “Seller Entity”), David Clary, and Stuart Powell (together with David Clary and the Seller Entity, the “Seller”), to purchase from the Seller Entity all of the issued and outstanding membership interests (the “Holdings Membership Interests”) in Carolina Stone Holdings, LLC, a Delaware limited liability company (“Carolina Stone Holdings”), which owns all of the issued and outstanding membership interests of Carolina Stone Distributors, LLC, a Delaware limited liability company (together with the Carolina Stone Holdings, the “Carolina Stone Companies,” and the transaction, the “Acquisition”). The Acquisition was completed pursuant to the terms and conditions of the Purchase Agreement previously filed in the current report on Form 8-K dated August 18, 2025. The aggregate purchase price of the Holdings Membership Interests is (i) $2,625,000 in cash, subject to adjustment set forth in Section 2.6 of the Purchase Agreement, plus (ii) a seller note in the original principal amount of $1,250,000, plus (iii) the amount payable pursuant to the terms of the earn-out agreement. The Company transferred $2,501,500 in cash to the Seller, representing the aggregate purchase price of $2,625,000 less $123,500 for the preliminary working capital adjustment as set forth in Section 2.6 of the Purchase Agreement. In accordance with Section 2.6, the Company has 120 days from closing to complete the final calculation of the net working capital adjustment, after which any required payment or adjustment will be made pursuant to the terms of the Purchase Agreement.

The Carolina Stone Companies operate showrooms, warehouses and staging yards to sell and distribute stone products and the installation of stonework in residential and commercial properties.

Item 9.01. Financial Statements and Exhibits.

As a result of the Acquisition as described in Item 2.01, the registrant is filing the following financial statements and financial information as exhibits to this Current Report.

(a) Financial Statements of Business Acquired.

The audited financials statements of Carolina Stone Holdings as of and for the year ended December 31, 2024 and unaudited financial statements of Carolina Stone Holdings as of and for the six months ended June 30, 2025, as required by Item 9.01(a) of Form 8-K are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report of Form 8-K and are incorporated by reference herein.

(b) Pro Forma Financial Information.

The unaudited pro forma combined financial statements of the Company as of and for the year ended December 31, 2024 and as of and for the three months ended June 30, 2025, as required by Item 9.01(b) of Form 8-K are attached as Exhibit 99.3 to this Current Report on Form 8-K and are incorporated by reference herein.

(d) Exhibits.

Exhibit Number	Exhibits
23.1	Consent of GBQ Partners LLC
99.1	Audited Financials of Carolina Stone Holdings as of and for the year ended December 31, 2024
99.2	Unaudited Financial Statements of Carolina Stone Holdings as of and for the six months ended June 30, 2025
99.3	Unaudited Pro Forma Combined Financial Statements as of and for the year ended December 31, 2024 and the six months ended June 30, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2025	Capstone Holding Corp.

	By:	/s/ Matthew E. Lipman
	Name:	Matthew E. Lipman
	Title:	Chief Executive Officer

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